Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 25, 2008, AECOM Technology Corporation (“AECOM”) completed its previously announced acquisition of Earth Tech, Inc. (“Earth Tech”), a business unit of Tyco International Ltd., pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of February 11, 2008, by and among AECOM, Tyco International Finance, S.A. and other seller parties thereto.

The unaudited pro forma condensed combined balance sheet as of June 30, 2008 and the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2007 and the nine months ended June 30, 2008 are based on the separate historical consolidated financial statements of AECOM and Earth Tech.  These unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) reflect the acquisition and related events using the purchase method of accounting and apply the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma condensed combined balance sheet as of June 30, 2008 reflects the acquisition and related events as if they had been consummated on June 30, 2008.  The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2007 and the nine months ended June 30, 2008 reflect the acquisition and related events as if they had been consummated on October 1, 2006, the beginning of AECOM’s 2007 fiscal year.  Earth Tech’s fiscal year end was September 28, 2007 and interim period end was June 27, 2008.  For clarity of presentation, such periods are presented consistent with those of AECOM, as September 30, 2007 and June 30, 2008.

AECOM and Tyco entered into two amendments to the Purchase Agreement, each dated as of July 25, 2008.  Pursuant to Amendment No. 1 to the Purchase Agreement, the parties agreed to exclude the purchase of Tyco’s equity participations in certain Earth Tech Chinese joint venture operations from the Purchase Agreement and allow those operations to be sold directly by Tyco to third parties.  Pursuant to Amendment No. 2 to the Purchase Agreement, the parties agreed to, among other things, delay the transfer of Earth Tech’s United Kingdom businesses to AECOM until certain third party consents to the transaction are obtained.  Pending receipt of such consents, the parties have agreed for AECOM to manage the U.K. operations. The Chinese joint venture operations have been labeled as excluded businesses in the pro forma financial statements.

AECOM also announced that it completed the divestiture of certain Company businesses concurrent with the purchase of Earth Tech.  Concurrent with the close of the purchase of the Earth Tech, AECOM divested Earth Tech’s Water & Power Technologies and North American Contract Operations businesses and the Company’s Mexican operations.  Additionally, in September 2008, AECOM divested Earth Tech’s Nordic Water operations based in Sweden.  These businesses have been labeled as businesses sold in the pro forma financial statements.

Adjustments to the pro forma financial statements remove balances and results of operations related to the Chinese joint ventures and Earth Tech businesses that were sold subsequent to AECOM’s acquisition of Earth Tech, and reclassify certain businesses as discontinued operations based on management’s intentions to dispose of such operations within a short period after the close of the Earth Tech transaction.  The total purchase price for Earth Tech, excluding the Earth Tech Chinese joint ventures excluded from the transaction, and net of proceeds from the businesses sold to date, was $326 million. This total purchase price calculation is prior to the final settlement of working capital adjustments between AECOM and Tyco and does not include the proceeds from the future divestitures of the Earth Tech assets being held for sale.  See also information regarding the purchase price allocation in Note 1 to the pro forma financial statements.

The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the transaction.  We present the pro forma financial statements for informational purposes only.  The pro forma financial statements are not necessarily indicative of what our financial position or results of operations would have been had we completed the acquisition as of the dates indicated.  In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company.  You should read this information together with the following:

•                  the accompanying notes to the pro forma financial statements;

•                  the separate historical unaudited financial statements of AECOM as of and for the three and nine months ended June 30, 2008 and 2007 included in AECOM’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008;

•                  the separate historical audited financial statements of AECOM as of and for the fiscal years ended September 30, 2007, 2006, and 2005 included in AECOM’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 9, 2008;

•                  the separate historical unaudited combined financial statements of Earth Tech as of and for the nine months ended June 27, 2008 and June 29, 2007, included as an exhibit in this Form 8-K/A; and

•                  the separate historical audited combined financial statements of Earth Tech as of and for the fiscal years ended September 28, 2007, September 29, 2006, and September 30, 2005, included as an exhibit in this Form 8-K/A.

We prepared the pro forma financial statements using the purchase method of accounting.  Accordingly, the total purchase price of $326 million, net of proceeds from businesses sold to date, is allocated to the net tangible and identifiable intangible assets of Earth Tech acquired, based on their respective fair values.  The allocation is dependent upon valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation.  Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made using our best judgment given the information currently available solely for the purpose of providing the pro forma financial statements.  The final purchase price allocation and its effect on results of operations may differ significantly from the pro forma amounts included in the pro forma financial statements.  These amounts represent management’s best estimate as of the date of this Form 8-K/A.

In connection with our plan to integrate the operations of AECOM and Earth Tech, we anticipate that non-recurring expenditures will be incurred.  We are not able to determine the timing, nature and amount of these expenditures as of the date of this Form 8-K/A.  However, these expenditures could affect the results of the combined company following the acquisition, in the period in which they are recorded.  The pro forma financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the pro forma financial statements were prepared.  In addition, the pro forma financial statements do not include the realization of any cost savings from operating efficiencies or synergies resulting from the transaction, nor do they include any potential incremental revenues and earnings that may be achieved with the combined capabilities of the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2008

(in thousands)

	Historical		Pro Forma Adjustments (Note 3)
	AECOM Technology Corporation	Earth Tech	Excluded Businesses (a)	Businesses Sold (b)	Discontinued Operations Held for Sale (c)	Other		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Total cash and cash equivalents	$173,100	$17,000	$(200)	$(4,700)	$(2,200)	$90,000	(b)	$183,000
						(90,000	)(g)
Accounts receivable – net	1,405,400	328,100	—	(54,400)	(19,000)			1,660,100
Due from Tyco and affiliates	—	344,900	1,400	(7,100)	3,700	(342,900	)(d)	—
Prepaid expenses and other current assets	80,700	49,600	(100)	(15,500)	(400)			114,300
Current assets held for sale	—	—	—	—	17,900			17,900
TOTAL CURRENT ASSETS	1,659,200	739,600	1,100	(81,700)	—	(342,900)		1,975,300
PROPERTY AND EQUIPMENT—NET	184,300	47,900	(700)	(5,900)	(200)			225,400
DEFERRED TAX ASSETS—NET	56,600	34,000	—	(6,600)	—			84,000
INVESTMENTS IN UNCONSOLIDATED JOINT VENTURES	34,100	87,800	(47,300)	(24,300)	—	(1,000	)(i)	49,300
INVESTMENT IN SALES-TYPE LEASES	—	24,100	—	(24,100)	—			—
PRODUCTIVE ASSETS — NET	—	170,200	(8,300)	(200)	(52,800)			108,900
GOODWILL	766,100	—	—	—	—	169,900	(e)	945,200
						9,200	(d)
INTANGIBLE ASSETS—NET	58,400	400	—	—	—	28,300	(f)	87,100
OTHER NON-CURRENT ASSETS	162,300	22,800	(1,200)	(3,300)	(2,900)			177,700
NON-CURRENT ASSETS HELD FOR SALE	—	—	—	—	55,900			55,900
TOTAL ASSETS	$2,921,000	$1,126,800	$(56,400)	$(146,100)	$—	$(136,500)		$3,708,800

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$12,900	$—	$—	$—	$—			$12,900
Accounts payable and other current liabilities	269,200	162,200	(100)	(16,400)	(20,000)			394,900
Accrued expenses	591,300	86,100	(100)	(19,200)	(700)			657,400
Billings in excess of costs on uncompleted contracts	267,400	58,100	—	(9,600)	—			315,900
Income taxes payable	12,600	7,500	—	—	—			20,100
Deferred tax liability – net	27,100	12,300	—	—	—			39,400
Current portion of long-term debt	17,000	6,200	(3,600)	(1,900)	—			17,700
Current liabilities held for sale	—	—	—	—	20,700			20,700
TOTAL CURRENT LIABILITIES	1,197,500	332,400	(3,800)	(47,100)	—			1,479,000
OTHER LONG-TERM LIABILITIES	194,400	48,300	—	(11,600)	—	$11,300	(h)	242,400
LONG-TERM DEFERRED REVENUE ON UNCOMPLETED CONTRACTS	—	101,000	—	—	(56,900)			44,100
LONG-TERM DEBT	58,900	19,100	—	(16,600)	—	416,000	(g)	387,400
						(90,000	)(g)
NON-CURRENT LIABILITIES HELD FOR SALE	—	—	—	—	54,700			54,700
MINORITY INTEREST	21,500	33,000	(1,000)	—	—	(1,000	)(i)	52,500
STOCKHOLDERS’ (DEFICIT)/EQUITY:
Convertible preferred stock	2,700	—	—	—	—			2,700
Common stock	1,000	—	—	—	—			1,000
Additional paid-in capital	1,285,200	—	—	—	—			1,285,200
Accumulated other comprehensive loss	(18,200)	(7,100)	(800)	(3,500)	2,200	9,200	(d)	(18,200)
Retained earnings	178,000	—	—	—	—			178,000
Parent company investment	—	600,100	(50,800)	(67,300)	—	(482,000	)(d)	—
TOTAL STOCKHOLDERS’ (DEFICIT)/EQUITY	1,448,700	593,000	(51,600)	(70,800)	2,200	(472,800)		1,448,700
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,921,000	$1,126,800	$(56,400)	$(146,100)	$—	$(136,500)		$3,708,800

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended June 30, 2008

(in thousands, except per share data)

	Historical		Pro Forma Adjustments (Note 3)
	AECOM Technology Corporation	Earth Tech	Excluded Businesses (j)	Businesses Sold (k)	Discontinued Operations Held for Sale (l)	Other		Pro Forma Combined

Revenue	$3,565,500	$954,900	$(600)	$(169,600)	$(34,700)			$4,315,500
Cost of revenue	2,453,500	798,000	(1,100)	(142,100)	(30,100)	$986,200	(o)	4,075,500
						11,100	(n)
Gross profit	1,112,000	156,900	500	(27,500)	(4,600)	(997,300)		240,000
Equity in earnings of joint ventures	12,100	10,600	(3,400)	(3,400)	—	(2,100	)(p)	13,800
General and administrative expenses	956,400	114,400	—	(16,000)	(3,600)	(986,200	)(o)	65,000
Charges and allocations from Tyco and affiliates	—	23,100	—	(4,100)	(800)			18,200
Income from operations	167,700	30,000	(2,900)	(10,800)	(200)	(13,200)		170,600
Minority interest in share of earnings	10,900	500	200	—	—	(2,100	)(p)	9,500
Other income (expense)	(900)	—	—	—	—			(900)
Related party interest income (expense)	—	8,700	—	(400)	100	(8,400	)(r)	—
Gain on sale of facility	—	2,700	(2,700)	—	—	—		—
Interest income (expense)—net	4,100	(4,700)	(800)	3,100	—	(10,300	)(m)	(8,600)
Income from continuing operations before income tax expense	160,000	36,200	(6,600)	(8,100)	(100)	(29,800)		151,600
Income tax expense (benefit)	56,200	17,900	(700)	(3,600)	—	(12,000	)(q)	57,800
Income from continuing operations	103,800	18,300	(5,900)	(4,500)	(100)	(17,800)		93,800
Discontinued operations, net of tax	—	—	—	—	100			100
Net income	$103,800	$18,300	$(5,900)	$(4,500)	$—	$(17,800)		$93,900
Net income allocation:
Preferred stock dividend	$100							$100
Net income available for common stockholders	103,700							93,800
Net income	$103,800							$93,900
Net income per share:
Basic:
Continuing operations	$1.03							$0.93
Discontinued operations	—							—
	$1.03							$0.93
Diluted:
Continuing operations	$1.00							$0.90
Discontinued operations	—							0.01
	$1.00							$0.91
Weighted average shares outstanding:
Basic	100,745							100,745
Diluted	103,681							103,681

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Fiscal Year Ended September 30, 2007

(in thousands, except per share data)

	Historical		Pro Forma Adjustments (Note 3)
	AECOM Technology Corporation	Earth Tech	Excluded Businesses (j)	Businesses Sold (k)	Discontinued Operations Held for Sale (l)	Other		Pro Forma Combined
Revenue	$4,237,200	$1,174,100	$(800)	$(191,700)	$(34,000)			$5,184,800
Cost of revenue	3,076,000	1,001,600	(900)	(169,600)	(28,600)	$1,065,600	(o)	4,958,700
						14,600	(n)
Gross profit	1,161,200	172,500	100	(22,100)	(5,400)	(1,080,200)		226,100
Equity in earnings of joint ventures	11,800	14,300	(4,700)	(4,500)	—	(2,700	)(p)	14,200
General and administrative expenses	1,017,100	157,000	(100)	(18,700)	(4,500)	(1,065,600	)(o)	85,200
Charges and allocations from Tyco and affiliates	—	20,600	—	(3,400)	(600)			16,600
Income from operations	155,900	9,200	(4,500)	(4,500)	(300)	(17,300)		138,500
Minority interest share of earnings	16,400	1,600	100	—	—	(2,700	)(p)	15,400
Related party interest income (expense)	—	14,300	100	(400)	200	(14,200	)(r)	—
Gain on sale of equity investment	11,300	—	—	—	—	—		11,300
Interest income (expense)—net	(3,300)	(5,000)	(1,100)	3,700	—	(19,700	)(m)	(25,400)
Income from continuing operations before income tax expense	147,500	16,900	(5,600)	(1,200)	(100)	(48,500)		109,000
Income tax expense (benefit)	47,200	10,700	(1,100)	(700)	—	(19,400	)(q)	36,700
Income from continuing operations	100,300	6,200	(4,500)	(500)	(100)	(29,100)		72,300
Discontinued operations, net of tax	—	—	—	—	100			100
Net income	$100,300	$6,200	$(4,500)	$(500)	$—	$(29,100)		$72,400
Net income allocation:
Preferred stock dividend	$300							$300
Net income available for common stockholders	100,000							72,100
Net income	$100,300							$72,400
Net income per share:
Basic:
Continuing operations	$1.37							$0.99
Discontinued operations	—							—
	$1.37							$0.99
Diluted:
Continuing operations	$1.15							$0.83
Discontinued operations	$—							—
	$1.15							$0.83
Weighted average shares outstanding:
Basic	73,091							73,091
Diluted	87,537							87,537

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.  Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) have been prepared using the purchase method of accounting with AECOM as the acquiring entity.  Accordingly, under purchase accounting, the acquired and retained assets, liabilities and commitments of Earth Tech are adjusted to their fair values.  Additionally, amounts contained in the historical consolidated financial statements of Earth Tech have been reclassified, where necessary, to conform to AECOM’s financial statement presentation.

The unaudited pro forma adjustments represent management’s best estimates based on information available as of the time these pro forma financial statements were prepared and are subject to revision as additional information becomes available and as additional analyses are performed.  The final allocation of the purchase price will be determined after completion of an analysis to determine the fair values of Earth Tech’s tangible and identifiable intangible assets and liabilities.  Accordingly, the final purchase accounting adjustments could differ materially from the preliminary unaudited pro forma adjustments presented herein.

Under the purchase method of accounting, the total purchase price is allocated to Earth Tech’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of completion of the acquisition.  The total estimated purchase price allocation, net of businesses sold, is as follows:

	Amounts		Estimated Remaining Useful Lives
	(in thousands)		(years)
Net tangible assets as of June 30, 2008 at estimated fair value, net of businesses sold		$129,900
Identifiable intangible assets:
Backlog	17,300		1.1
Customer relationships	10,800		10
Trade name	200		5
		28,300

Net deferred tax liabilities		(11,300)
Amount allocated to goodwill		179,100
Total purchase price, net of businesses sold		$326,000

Management has not completed the process of determining whether any significant purchase accounting adjustment relating to normal profit on Earth Tech’s uncompleted contracts exists.  A normal profit liability or asset is recognized in purchase accounting such that the rate of return reflected in the post-acquisition financial statements of the acquirer is equal to a market return for the acquirer’s remaining performance effort under the contract.  Above- or below-market rates of return can occur for a variety of reasons, including: proposing and securing a contract at above or below market profitability levels; cost over- or under-runs primarily on fixed price and lump-sum contracts; changed conditions that cannot be resolved through change orders or claims; and shifts in market prices resulting in higher or lower margins occurring after a particular contract was established.

2.  Reclassifications

The following reclassifications have been made to conform Earth Tech’s historical financial statements to the basis of presentation in the pro forma financial statements:

•      Reclassify Earth Tech’s other expense within income from operations to general and administrative expenses to conform to AECOM’s presentation.

•      Reclassify Earth Tech’s minority interest and related tax effects to conform to AECOM’s presentation.

•      Reclassify certain of Earth Tech’s other current assets and other current liabilities, where applicable, to conform to AECOM’s presentation.

3.  Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” in the pro forma financial statements consist of the following adjustments:

Pro Forma Adjustments to Condensed Combined Balance Sheet

(a)               To remove balances related to certain Chinese joint venture operations not purchased from Tyco.

(b)             To remove WPT, NACO, and Earth Tech’s Mexican and Nordic Water operations, which were divested concurrently with or subsequent to the acquisition for approximately $90 million. No gain or loss on sale is recorded in connection with the sales of these operations.

(c)              To reclassify discontinued operations balances related to certain Earth Tech assets and liabilities held for sale based on management’s intentions to dispose of such operations within a short period after the close of the Earth Tech transaction.

(d)             To eliminate Earth Tech’s historical equity and balances due from Tyco and affiliates, as they were not included in the transaction.

(e)              To record estimated goodwill resulting from the acquisition.

(f)                To record the estimated identifiable intangible assets acquired, which include backlog, customer relationships, and trade name.

(g)             To record long-term debt incurred as a result of the acquisition, net of proceeds from the divested WPT, NACO, Mexico, and Nordic Water operations noted above.

(h)             To adjust deferred income tax liability associated with the estimated identifiable intangible assets acquired.

(i)                 To eliminate minority interest balance relating to a joint venture 100% owned by AECOM and Earth Tech, as combined.

Pro Forma Adjustments to Condensed Combined Statements of Operations

(j)                 To remove results related to certain Chinese joint venture operations and a U.S. water facility not purchased from Tyco.

(k)              To remove WPT, NACO, and Earth Tech’s Mexican and Nordic Water operations, which were divested concurrently with or subsequent to the acquisition, for approximately $90 million. No gain or loss on sale is recorded in connection with the sales of these operations.

(l)                 To reclassify discontinued operations results related to certain Earth Tech operations held for sale, based on management’s intentions to dispose of such operations within a short period after the close of the Earth Tech transaction.

(m)           To record the increase in interest expense, using a weighted average interest rate of 3.5% for the nine months ended June 30, 2008 and 5.4% for the year ended September 30, 2007, associated with the net borrowings under AECOM’s existing revolving financial credit facility of $326 million.  For purposes of calculating the pro forma interest expense in the pro forma financial statements, AECOM has assumed that the cash proceeds received from the divestitures of WPT, NACO, Mexico, and Nordic Water noted above were available as of the beginning of the periods presented to service the related debt.

(n)             To record the amortization of the purchased intangible assets resulting from the acquisition.  See also Note 1.

(o)             To reclassify certain indirect expenses from general and administrative expenses to cost of revenue to present AECOM’s and Earth Tech’s Combined Statements of Operations in a consistent manner. AECOM has adopted a new convention under which only certain corporate related expenses, including corporate salaries and rent, are classified as general and administrative expenses.  Historical general and administrative expenses for AECOM and Earth Tech have been reclassified to conform to the new convention.

(p)             To eliminate minority interest in share of earnings relating to a joint venture 100% owned by AECOM and Earth Tech, as combined.

(q)             To record the income tax effect of pro forma adjustments.

(r)                To eliminate related party interest income resulting from balances due from Tyco and affiliates.